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                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Form S-3 of Exide Corporation of our report of Schuylkill Holdings, Inc. dated April 25, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph regarding the ability of the Company to continue as a going concern) appearing in Form 8-K filed on September 29, 1995, and to the reference to us under the heading "Experts" in such prospectus.

DELOITTE & TOUCHE LLP
Baton Rouge, Louisiana

February 12, 1996